TO BE EFFECTIVE NOVEMBER 3, 2008

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BAIRD FUNDS, INC.

The undersigned Secretary of Baird Funds, Inc. (the “Corporation”), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to remove the Baird SmallCap Fund as a class of shares of the Corporation together with the Investor Shares and Institutional Shares Series of such class as indicated below.

“Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

‘A.  The Corporation shall have the authority to issue an indefinite number of shares with a par value of $.01 per share.  Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares
Baird LargeCap Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird MidCap Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Riverfront Long-Term Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Intermediate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Aggregate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Plus Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite’”

This Amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors on August 28, 2008 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes.  Shareholder approval was not required.  As of the close of business on October 31, 2008, no shares of the Investor Shares and Institutional Shares Series of the Baird SmallCap Fund were issued and outstanding.

Executed this 31st day of October, 2008.

BAIRD FUNDS, INC.

By:        /s/ Charles M. Weber
Charles M. Weber, Secretary

This instrument was drafted by:

Christopher M. Cahlamer
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202

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